Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                      Registration Statement on Form S-3 No. 333-193726 of Stemline Therapeutics, Inc., and,

(2)                      Registration Statements on Form S-8 No. 333-188115 of Stemline Therapeutics, Inc.;

of our report dated March 16, 2015, with respect to the financial statements of Stemline Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 16, 2015